                                                                    Exhibit 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            THE AMERICAN MATERIALS &
                            TECHNOLOGIES CORPORATION















                           As adopted on May 30, 1997

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----

Section 1.  CERTIFICATE OF INCORPORATION AND BY-LAWS..................................  1
            ----------------------------------------

         1.1.  CONFLICTS..............................................................  1
               ---------
         1.2.  REFERENCES.............................................................  1
               ----------

Section 2.  OFFICES...................................................................  1
            -------

         2.1.  REGISTERED OFFICE......................................................  1
               -----------------
         2.2.  OTHER OFFICES..........................................................  1
               -------------

Section 3.  STOCKHOLDERS..............................................................  1
            ------------

         3.1.  LOCATION OF MEETINGS...................................................  1
               --------------------
         3.2.  ANNUAL MEETING.........................................................  1
               --------------
         3.3.  SPECIAL MEETING IN PLACE OF ANNUAL MEETING.............................  1
               ------------------------------------------
         3.4.  NOTICE OF ANNUAL MEETING...............................................  2
               ------------------------
         3.5.  OTHER SPECIAL MEETINGS.................................................  2
               ----------------------
         3.6.  NOTICE OF SPECIAL MEETING..............................................  2
               -------------------------
         3.7.  NOTICE OF STOCKHOLDER BUSINESS AT A MEETING OF THE STOCKHOLDERS........  2
               ---------------------------------------------------------------
         3.8.  STOCKHOLDER LIST.......................................................  4
               ----------------
         3.9.  QUORUM OF STOCKHOLDERS.................................................  4
               ----------------------
         3.10. ADJOURNMENT............................................................  4
               -----------
         3.11. PROXY REPRESENTATION...................................................  4
               --------------------
         3.12. INSPECTORS.............................................................  5
               ----------
         3.13. ACTION BY VOTE.........................................................  5
               --------------
         3.14. ACTION WITHOUT MEETINGS................................................  5
               -----------------------

Section 4.  DIRECTORS.................................................................  6
            ---------

         4.1.  NUMBER  ...............................................................  6
               ------
         4.2.  TENURE  ...............................................................  6
               ------
         4.3.  POWERS  ...............................................................  6
               ------
         4.4.  CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD................................  6
               ---------------------------------------
         4.5.  VACANCIES..............................................................  6
               ---------
         4.6.  NOMINATION OF DIRECTORS................................................  6
               -----------------------
         4.7.  COMMITTEES.............................................................  8
               ----------
         4.8.  REGULAR MEETING........................................................  8
               ---------------
         4.9.  SPECIAL MEETINGS.......................................................  8
               ----------------
         4.10.  NOTICE ...............................................................  9
                ------
         4.11.  QUORUM ...............................................................  9
                ------



         4.12.  ACTION BY VOTE........................................................  9
                --------------
         4.13.  ACTION WITHOUT A MEETING..............................................  9
                ------------------------
         4.14.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.....................  9
                -------------------------------------------------
         4.15.  COMPENSATION..........................................................  9
                ------------
         4.16.  INTERESTED DIRECTORS AND OFFICERS..................................... 10
                ---------------------------------
         4.17.  RESIGNATION OR REMOVAL OF DIRECTORS................................... 10
                -----------------------------------

Section 5.  NOTICES................................................................... 11
            -------

         5.1.  FORM OF NOTICE......................................................... 11
               --------------
         5.2.  WAIVER OF NOTICE....................................................... 11
               ----------------

Section 6.  OFFICERS AND AGENTS....................................................... 11
            -------------------

         6.1.  ENUMERATION; QUALIFICATION............................................. 11
               --------------------------
         6.2.  POWERS  ............................................................... 12
               ------
         6.3.  ELECTION............................................................... 12
               --------
         6.4.  TENURE  ............................................................... 12
               ------
         6.5.  PRESIDENT AND VICE PRESIDENTS.......................................... 12
               -----------------------------
         6.6.  CHIEF FINANCIAL OFFICER; TREASURER AND ASSISTANT TREASURERS............ 12
               -----------------------------------------------------------
         6.7.  SECRETARY AND ASSISTANT SECRETARIES.................................... 12
               -----------------------------------
         6.8.  RESIGNATION AND REMOVAL................................................ 13
               -----------------------
         6.9.  VACANCIES.............................................................. 13
               ---------

Section 7.  CAPITAL STOCK............................................................. 13
            -------------

         7.1.  STOCK CERTIFICATES..................................................... 13
               ------------------
         7.2.  LOST CERTIFICATES...................................................... 14
               -----------------

Section 8.  TRANSFER OF SHARES OF STOCK............................................... 14
            ---------------------------

         8.1.  TRANSFER ON BOOKS...................................................... 14
               -----------------

Section 9.  GENERAL PROVISIONS........................................................ 14
            ------------------

         9.1.  RECORD DATE............................................................ 14
               -----------
         9.2.  DIVIDENDS.............................................................. 15
               ---------
         9.3.  PAYMENT OF DIVIDENDS................................................... 15
               --------------------
         9.4.  CHECKS  ............................................................... 15
               ------
         9.5.  FISCAL YEAR............................................................ 16
               -----------
         9.6.  SEAL    ............................................................... 16
               ----

Section 10.  INDEMNIFICATION.......................................................... 16
             ---------------

Section 11.  AMENDMENTS............................................................... 17
             ----------


SECTION 1.  CERTIFICATE OF INCORPORATION AND BY-LAWS
            ----------------------------------------

        1.1. CONFLICTS. In the event of any conflict between the provisions of these by-laws and the provisions of the certificate of incorporation of The American Materials & Technologies Corporation (the "Corporation"), the provisions of the certificate of incorporation shall govern.

        1.2. REFERENCES. In these by-laws, references to the certificate of incorporation and by-laws mean the provisions of the certificate of incorporation of the Corporation and these by-laws, respectively, as are from time to time in effect.

SECTION 2.  OFFICES
            -------

        2.1. REGISTERED OFFICE. The registered office of the Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is the Corporation Trust Company.

        2.2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

SECTION 3.  STOCKHOLDERS
            ------------

        3.1. LOCATION OF MEETINGS. All meetings of stockholders shall be held at such place or places within or without the State of Delaware as shall be designated from time to time by the board of directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

        3.2. ANNUAL MEETING. The annual meeting of stockholders shall be held 11:00 a.m. on the second Tuesday in May in each year (unless that day shall be a legal holiday at the location where the meeting is to be held, in which case the meeting shall be held at 11:00 a.m. on the next succeeding day that is not a legal holiday) (the "Specified Date") or at such other time and date as shall be designated from time to time by the board of directors, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may otherwise properly come before the meeting.

        3.3. SPECIAL MEETING IN PLACE OF ANNUAL MEETING. If the election of directors shall not be held on the day designated by these by-laws, the directors shall cause the election to be held as soon thereafter as convenient. To that end, if the annual meeting is not held on the day provided in Section
3.2 or if the election of directors is not held at the annual meeting, a special meeting of the stockholders may be held in place of such omitted meeting or election and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting. In such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 3.5.

        3.4. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all actions taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

        3.5. OTHER SPECIAL MEETINGS. Unless otherwise prescribed by law or by the certificate of incorporation, special meetings of the stockholders may be called for any purpose or purposes by the chairman of the board of directors, the chief executive officer or the chief financial officer and shall be called by the president or secretary or an assistant secretary at the written request of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted thereat.

        3.6. NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all actions taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

        3.7. NOTICE OF STOCKHOLDER BUSINESS AT A MEETING OF THE STOCKHOLDERS
             ---------------------------------------------------------------

        The following provisions of this Section 3.7 shall apply to the conduct of business at any meeting of the stockholders. (As used in this Section 3.7, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

                (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this
Section 3.7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section

3.7.

                (b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.7, the stockholder must give timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting (or a special meeting in lieu of the annual meeting), not less than ninety (90) days prior to the date for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than one hundred (100) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

                (c) Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.7. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed by these by-laws, and if the person presiding should so determine, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7.

                (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

        3.8. STOCKHOLDER LIST. The officer who has charge of the stock record books of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        3.9. QUORUM OF STOCKHOLDERS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the certificate of incorporation or these by-laws; provided, however, that where a separate vote by a class or classes is required with respect to a particular matter, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except as otherwise provided by law, no stockholder present at a meeting may withhold shares owned by such stockholder from the quorum count by declaring those shares to be absent from the meeting.

        3.10. ADJOURNMENT. Any meeting of stockholders may be adjourned from time to time to any other time and place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present. If a quorum shall be present or represented at any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty days or if a new record date is fixed for the adjourned meeting after the adjournment, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        3.11. PROXY REPRESENTATION. Any stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which the stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or the stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

        3.12. INSPECTORS. If required to do so by Section 231 of the Delaware General Corporation Law or other applicable law or regulation, the directors or the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. If not so required, the directors or the person presiding at the meeting may but need not appoint such inspectors or substitute inspectors. In either event, the inspectors and substitute inspectors shall have such duties and responsibilities not inconsistent therewith as the directors or the person presiding at the meeting shall deem appropriate.

        3.13. ACTION BY VOTE. When a quorum is present at any meeting, whether an original or adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide such question, except when a larger vote or a separate class vote is required by law, the certificate of incorporation or these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

        3.14. ACTION WITHOUT MEETINGS. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 4.  DIRECTORS
            ---------

        4.1. NUMBER. The board shall consist of not less than three nor more than twelve Directors, the number of which shall be determined from time to time by resolution adopted by affirmative of a majority of Directors then in office. Subject to the foregoing and to the provisions of the certificate of incorporation, the number of directors may be increased or decreased at any time or from time to time by vote of a majority of directors then in office, except that such decrease by vote of directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The directors shall be elected at the annual meeting of stockholders except as provided in Section 4.5 of these by-laws. Directors need not be stockholders.

        4.2. TENURE. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the board of directors following adoption of these ByLaws, directors of the first class shall be elected for a term of one year; directors of the second class shall be elected for a term of two years; directors of the third class shall be elected for a term of three years; and at each annual election thereafter, successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

        4.3. POWERS. The business of the Corporation shall be managed by or under the direction of the board of directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

        4.4. CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The directors may elect a chairman and vice-chairman of the board of directors. The chairman of the board, or, in the absence of the chairman of the board, the vice-chairman of the board, shall preside at all meetings of the stockholders and of the board of directors at which he or she is present, except as otherwise voted by the board of directors.

        4.5. VACANCIES. Subject to the provisions of the certificate of incorporation, newly created directorships resulting from any increase in the number of directors and other vacancies may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

        4.6. NOMINATION OF DIRECTORS.
             -----------------------

        The following provisions of this Section 4.6 shall apply to the nomination of persons for election by the stockholders to the board of directors.

                (a) Nominations of persons for election to the board of directors of the Corporation may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this
Section 4.6, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 4.6.

                (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days prior to the date for the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than one hundred (100) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the books of the Corporation, and the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Corporation which are beneficially owned by such person and also which are owned of record by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee as a director. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 4.6. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if the person presiding should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this by-law.

        4.7. COMMITTEES. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers that by law, the certificate of incorporation or these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and such member's alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

        4.8. REGULAR MEETING. Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine; provided, however, that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

        4.9. SPECIAL MEETINGS. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board of directors, the president, the chief financial officer or two or more directors. Notice of a special meeting of the directors shall be given to each director by the secretary or an assistant secretary or by the president or by any one of the directors calling the meeting.

        4.10. NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram, telecopier or facsimile transmission at least twenty-four hours before the meeting, addressed to the director at the director's usual or last known business or residence address or to give notice to the director in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by the director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to the director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

        4.11. QUORUM. Except as may be otherwise provided by law, the certificate of incorporation or these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

        4.12. ACTION BY VOTE. Except as may be otherwise provided by law, the certificate of incorporation or these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

        4.13. ACTION WITHOUT A MEETING. Unless otherwise restricted by law, the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

        4.14. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.




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


        4.15. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

        4.16. INTERESTED DIRECTORS AND OFFICERS.
              ---------------------------------

                (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof that authorizes the contract or transaction, or solely because the vote of any such person is counted for such purpose, if:

                        (1) the material facts as to the relationship or
                interest of the director or officer and the contract or transaction are disclosed or known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors do not constitute a quorum;

                        (2) the material facts as to the relationship or
                interest of the director or officer and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                        (3) the contract or transaction is fair as to the
                Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

        4.17. RESIGNATION OR REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed for "Cause," as hereinafter defined, by the holders of a majority of



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


the stock issued and outstanding and entitled to vote at an election of directors; provided, however, that the directors elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. Any director may resign at any time by delivering a resignation in writing to the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following the director's resignation or removal, or any right to damages on account of such removal, whether the director's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. For purposes of this Section 4.17, "Cause" means:

                      (A) willful and continued material failure, refusal or inability to perform one's duties to the Corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the Corporation;

                      (B) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Company or on one's ability to perform one's duties to the Corporation.

SECTION 5.  NOTICES
            -------

        5.1. FORM OF NOTICE. Whenever, under the provisions of law, the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the director's or stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at the address thereof as such address appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

        5.2. WAIVER OF NOTICE. Whenever notice is required to be given under the provisions of law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the board of directors need be specified in any written waiver of notice.

SECTION 6.  OFFICERS AND AGENTS
            -------------------

        6.1. ENUMERATION; QUALIFICATION. The officers of the Corporation shall be a president, a chief financial officer, a treasurer, a secretary, an assistant secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including without limitation one or more vice presidents, assistant treasurers and assistant secretaries. Any officer may but need not be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of the officer's duties to the Corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

        6.2. POWERS. Subject to law, the certificate of incorporation and these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the officer's office and such additional duties and powers as the board of directors may from time to time designate.

        6.3. ELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a chief financial officer, a treasurer and a secretary. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

        6.4. TENURE. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until a successor is duly elected and qualified unless a shorter period shall have been specified in terms of the officer's election or appointment, or in each case until the officer sooner dies, resigns, is removed or becomes disqualified. Each agent of the Corporation shall retain authority at the pleasure of the directors, the officer by whom the agent was appointed or the officer who then holds the power to appoint agents.

        6.5. PRESIDENT AND VICE PRESIDENTS. The president shall be the chief executive officer of the corporation and shall have direct and active charge of all business operations of the Corporation and shall have general supervision of the entire business of the Corporation, subject to the control of the board of directors. The president or chief financial officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or the president.

        6.6. CHIEF FINANCIAL OFFICER; TREASURER AND ASSISTANT TREASURERS. The chief financial officer shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to the chief financial officer from time to time by the board of directors or the president. The treasurer and any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the chief financial officer.

        6.7. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record all proceedings of the stockholders, the board of directors and committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or each assistant secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the president. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

        6.8. RESIGNATION AND REMOVAL. Any officer may resign at any time by delivering a resignation in writing to the president, the secretary or a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following the officer's resignation or removal, or any right to damages on account of such removal, whether the officer's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

        6.9. VACANCIES. If the office of the president, the chief financial officer, the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of the predecessor, and in the case of the president, the chief financial officer, the treasurer and the secretary until a successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

SECTION 7.  CAPITAL STOCK
            -------------

        7.1. STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by the stockholder, in such form as shall be prescribed, in conformity to law, the certificate of incorporation and the by-laws, from time to time by the board of directors. Such certificate shall be signed by (a) the chairman or vice-chairman of the board or the president or any vice-president and (b) the treasurer, the secretary or any assistant treasurer or secretary. Any of the signatures on the certificate may be facsimiles. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent, or registrar at the time of its issue.

        7.2. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 8.  TRANSFER OF SHARES OF STOCK
            ---------------------------

        8.1. TRANSFER ON BOOKS. (a) Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, the certificate of incorporation or these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly



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


transferred on the books of the Corporation.

                (b) It shall be the duty of each stockholder to notify the Corporation of the stockholder's post office address.

SECTION 9.  GENERAL PROVISIONS
            ------------------

        9.1. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed:

                (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

                (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

        9.2. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation.

        9.3. PAYMENT OF DIVIDENDS. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of



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


the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        9.4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        9.5. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

        9.6. SEAL. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

SECTION 10.  INDEMNIFICATION
             ---------------

        This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be deemed exclusive of any other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section 10 shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any acts or omission of such director or officer occurring prior to such repeal or modification. The right to indemnification conferred in this
Section 10 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

SECTION 11.  AMENDMENTS
             ----------

        These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors if such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.




                                       17